                                                                    EXHIBIT 10.8



                    CHARTER PROGRAMMER AFFILIATION AGREEMENT


THIS AGREEMENT is made as of the Eighth day of December, 1997, by and between Wink Communications, Inc., a California corporation ("Wink"), whose address is 1001 Marina Village Parkway, Alameda, CA 94501, and Cable News Network Inc., a Georgia corporation ("Programmer"), whose address is One CNN Center, Atlanta, GA 30348.


1.      GRANT OF LICENSE

1.1 Wink hereby grants to Programmer the non-exclusive license to use Wink ITV Studio, Server Studio, Wink ITV Broadcast Server, and Wink provided Server Modules version 1.0 and 1.x updates (hereinafter collectively referred to as "Wink Software") to deliver interactive program(s) developed by or on behalf of Programmer which utilize the vertical blanking interval ("VBI") or an MPEG private data stream provided. concurrently with the corresponding video signal and are compliant with the Wink interactive communications application protocol described in Exhibit D, Attachment 1 attached hereto ("Interactive Programs") to the subscribers of any multi channel video operator in the United States or Canada with whom Programmer has an agreement for carriage of Programmer's First Programming Services, as described in Exhibit A ("System Operators").

1.2 This License is not transferable, nor may any rights hereunder be transferred, assigned or sub-licensed in whole or in part without Wink's prior written consent, which consent shall not be unreasonably denied or withheld.

1.3 Programmer can only use the Wink Software to provide Interactive Programs with the video programming services listed in Exhibit A. Programmer must notify Wink in writing at least 30 days prior to commencing transmission of Interactive Programs with a video programming service other than the First Programming Service listed in Exhibit A. Programmer agrees to adhere to the technical specifications for the insertion of Interactive Programs provided in Exhibit A. Exhibit A, including the programming services enabled to insert Interactive Programs in their video signal, may be amended from time to time by written mutual agreement of the parties.


2.      TERM

2.1 The term of this Agreement shall commence on the date of execution of this Agreement and terminate twelve (12) months after, the first airing of Programmer's Interactive Programs on the programming service listed as the First Programming Service in Exhibit A ("First Air Date").

2.2 Programmer has the option to use the Wink Software to provide Interactive Programs with the Other Programming Services listed in Exhibit A within twelve months following the First Air Date subject to the pricing schedule defined in Exhibit F, the programming requirement defined in section 3.5 below, and provided that such programming would not be eligible for the payments from Wink defined in section 3.8.

2.3 Programmer may elect to renew this Agreement for additional successive two (2) year periods on the terms and conditions herein or as otherwise agreed. Programmer must notify Wink of its intent to renew the Agreement at least ninety (90) days prior to the end of the then current term.


3.      INTEGRATION AND PROGRAMMING

3.1 Unless Wink agrees in writing to waive this requirement, Programmer will distribute the Interactive Programs with the national feed for the First Programming Service defined in Exhibit A, or in the absence of a single national feed, through the feed with the largest household reception area in the United States and on any additional feeds that reach



                                                                    CONFIDENTIAL


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        at least 5% of Programmer's potential audience. Such distribution will take place through Programmer's national uplink or broadcast facilities.

3.2 Programmer and Wink agree to collaborate in good faith to enable the installation and integration of the Wink Software into Programmer's facilities, and to ensure the reliable transmission of the Interactive Programs. Wink shall provide training to Programmer in accordance with Exhibit C and, at no cost to Programmer, any additional on-going training necessary to ensure successful implementation of the Interactive Programs. Wink is responsible for providing all equipment necessary to run the Wink ITV Broadcast Server and Wink Server Module to enable insertion of Interactive Programs into the appropriate Video signals. This equipment is the property of Wink and must be surrendered by Programmer upon the termination of this Agreement. Programmer is responsible for providing the equipment necessary to run Wink ITV Studio and Server Studio as specified in Exhibit E. Exhibit E provides a preliminary list of equipment for which Wink and Programmer are responsible, and is subject to a final site visit by Wink's Operations department. Programmer will be presented with a final list of equipment no later than 21 days following the execution of this agreement, subject to completion of the site visit referred to above. Any additional equipment that is required shall be provided by Wink at its cost.

3.3 Upon airing of each Programming Service Wink agrees to provide at no cost to Programmer weekly usage reporting to Programmer of all response traffic generated by Programmer viewers and collected by Wink's Data Center. Programmer accepts Wink's terms for all other response traffic and reporting, including polling by zip code and polling by system as outlined in Exhibit B.

3.4 Beginning on the First Air Date, Programmer agrees to air Interactive Programs on the First Programming Service in the following two forms:

        (a) a news headline application with an associated "virtual channel" that viewers access by hyperlinking from Programmer's video channel or by tuning directly. The virtual channel and headline application must feature news headlines and stories updated at least once every two to three hours or as frequently as the underlying data sources are updated, and be available to viewers 24 hours a-day, 7-days a week. The headline application and virtual channel will contain content, and if applicable, advertisements, generated exclusively by Programmer. Programmer will provide this headline service and this virtual channel in the VBI or MPEG of either CNN or CNN Headline News, with the understanding that either application may be inserted on either channel. Finally, Wink may - at it's sole option, and at its cost
               - choose to electronically distribute and locally insert this virtual channel service in the VBI of either CNN or Headline News.

        (b) program-related enhancements to at least [ * ]. Such [ * ] enhanced programming may include repeat programming. Programmer will use reasonable efforts to air at least [ * ] of the enhanced video programming between 7 PM and midnight Eastern Time over the course of the week. Programmer has complete discretion over which programs are enhanced with Interactive Programs.

3.5 Programmer agrees that any Other Programming Services listed in Exhibit A in connection with which Programmer elects to provide Interactive Programs must air a minimum of [ * ] of Interactive Programs a week. Programmer may decide which shows include Interactive Programs, as long as the total number of hours per week is reached.

3.6 Programmer is responsible for payment, if applicable, to third party providers of news, content, or sports data to enable the creation or transmission of Interactive Programs. Wink will, within thirty (30) days following request, reimburse Programmer for actual expenses incurred by Programmer to secure the right to transmit such third party

----------
        * Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.


                                                                    CONFIDENTIAL


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
        data as part of Wink Interactive Programs, up to a total amount of [ * ]. All requests for such reimbursements must be submitted to Wink, in writing, with actual receipts attached. If Programmer determines, subsequent to the execution of this Agreement, that such fees Will exceed the [ * ] maximum, Wink may elect to reimburse those fees or terminate this Agreement in accordance with the terms set forth in this
        Section 3.6. Programmer agrees to use its reasonable efforts to eliminate or minimize such third party data fees.

        Notwithstanding anything herein to the contrary, upon receipt of written notice by Programmer that Wink intends to terminate the Agreement in accordance with this Section 3.6, Programmer shall have the right to pay all fees that exceed the [ * ] maximum and Wink's right to terminate the Agreement will immediately be withdrawn. Programmer will notify Wink within thirty (30) days following receipt of such notice as to whether it intends to pay such fees. If Programmer elects not to pay such fees and Wink terminates the Agreement prior to the First Air Date, upon termination (1)[ * ], (ii) Wink shall reimburse Programmer [ * ] per moth for any actual salary costs (excluding benefits) incurred by Programmer as a result of employing a full time staff member to work exclusively on Wink related Interactive Programs, and (iii) Programmer shall return to Wink all equipment provided by Wink pursuant to Section
        3.2. If Programmer elects not to pay such fees and Wink terminates the Agreement after the First Air Date, upon termination, (i) Programmer shall retain the [ * ] paid by Wink pursuant to Section 3.8(b), (ii) Wink shall pay Programmer [ * ] per month for each month that Interactive Programs aired during the term of the Agreement (Wink shall receive a credit against such amount for any quarterly payments made by Wink to Programmer pursuant to Section 3.8(b)), (iii) Wink shall pay Programmer [ * ] as reimbursement for rights fees incurred by Programmer, (iv) Wink shall reimburse Programmer [ * ] per month for any actual salary costs (excluding benefits) incurred by Programmer as a result of employing a full time staff member to work exclusively on Wink related Interactive Programs (Wink shall receive credit against such amount for any payments made by Wink to Programmer pursuant to Section 3.8(a)), and (v) Programmer shall return to Wink all equipment provided by Wink pursuant to Section 3.2.

3.7 The parties expect that the Interactive Programs defined in 3.4.a and 3.4.b will require bandwidth equivalent to one VBI line for the program synchronous Interactive Programs described in 3.4.b and one VBI line for the 24 x 7 headline news and virtual channel application, or two in total. Programmer agrees to consider the allocation of one additional VBI line for the virtual channel application at a later date. VBI for pro-synchronous applications must be allocated on CNN only to enhanced CNN programming. Virtual channel VBI may be allocated on either CNN or Headline News, if Programmer determines CNN VBI allocation to be constrained. Programmer may elect to use additional VBI lines in it's sole discretion.

3.8     Wink agrees to provide Programmer with:

        [  *  ]

3.9 Wink agrees that any Interactive Programs created or developed by or on behalf of Programmer, with or without the assistance of Wink staff members, will remain the intellectual property of Programmer including, but not limited to, all copyrights, patents, or trade secrets therein. Wink agrees that Programmer may license Interactive Programs (or derivatives thereof) to third parties on any terms that the Programmer and the third party. can mutually agree upon. Programmer can not sub-license Wink Software, or act as an agent for Wink.


4.      RATES AND DEPLOYMENT

4.1 Programmer agrees to provide Interactive Programs in accordance with the terms of this Agreement.

4.2 If Programmer elects to renew this Agreement, Programmer agrees to remit the license fees and other payments, if any, as described in Exhibit C, or as otherwise negotiated, on a timely basis.


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

4.3 Programmer agrees to provide the Interactive Programs to any System Operator under the terms described in Exhibit D, and agrees that Wink may provide a copy of Exhibits A and D to any System Operator as evidence of Programmer's agreement to supply the Interactive Programs under such terms.

4.4 Programmer may choose to utilize other products and services of Wink from time to time. These services will be extended by Wink to Programmer at the then prevailing retail rate.

5.      PAYMENT TERMS

5.1 On or before the thirtieth (30th) day following receipt of invoice throughout the term of this Agreement, Programmer shall remit to Wink all fees owed for licenses provided and services rendered in the previous month, if any, according to the price schedules provided in Exhibit C.

5.2     Past due payments shall bear interest at a rate equal to the lesser of
        (i) one and one-half percent (1-1/2%) per month or (ii) the maximum legal rate permitted under law, and Programmer shall be liable for all reasonable costs and expenses (including, without limitation, reasonable court costs and attorneys' fees) incurred by Wink in collecting any past due payments.


6.      PROMOTION AND RESEARCH

6.1 The parties agree to use reasonable efforts to issue a press release by December 10, 1997. Wink will provide Programmer with a draft of this release by December 3, 1997.

6.2 Wink agrees to provide Programmer with notice within (30) days of new System Operators having enabled their subscribers to receive Programmer's Interactive Programs.

6.3 Wink agrees to promote and feature Programmer's Interactive Programs in Wink's marketing literature, during meetings with cable operators and the press, and during industry trade shows, provided that any materials produced by Wink which feature screen shots, logos or video clips belonging to Programmer or appearing on Programmer's network(s) shall be subject to Programmer's prior written approval. In addition, Wink agrees that mention of Programmer's name or mention of Programmer's Interactive Programs in such meetings and during such industry trade shows will be in a manner consistent with previously approved announcements and actual airings of Programmer's Interactive Programs with the understanding that any written press announcements will be subject to Programmer's written approval. Wink will also use reasonable efforts to assist Programmer in achieving it's marketing objectives in materials prepared by third parties, such as cable equipment manufacturers and cable operators. Programmer agrees to serve as a press reference for Wink during the effective term of the agreement.

6.4 Programmer agrees to use reasonable efforts to cooperate with Wink and System Operators in promoting Programmer's Interactive Programs. Wink and System Operators may prepare marketing materials relating to the Interactive Programs and may use Programmer's name, logo and such screen shots and video clips as may be selected and/or cleared by Programmer (collectively, "Programmer's Marks") from the Interactive Programs in accordance with the requirements of Section 6.3 above. Wink hereby acknowledges and agrees that, as between Wink and Programmer, Programmer is the sole owner of all right, title and interest in and to the Programmer's Marks including, but not limited to, trademarks and copyrights. All uses of the Programmer's Marks shall inure to the benefit of Programmer. Upon any expiration or termination of this Agreement, Wink shall delete and discontinue all use of the Programmer's Marks. At no time during or after the term of this Agreement shall Wink challenge or assist others to challenge the Programmer's Marks or the registration thereof or attempt to assist another in the attempt to register any trademarks, marks or similar rights for marks the same as or confusingly similar to the Programmer's Marks.


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

6.5 Wink may, from time to time, undertake marketing tests and surveys, rating polls and other research in collaboration with Programmer. Programmer shall provide Wink with reasonable assistance at no cost to Programmer in conducting such research with respect to Programmer's viewers. Programmer agrees that Wink will have access to all such research regarding the deployment, launch, and usage of Wink service by Programmer viewers. Wink agrees to provide copies of final reports from such research activity to Programmer at no cost to Programmer.

6.6 Programmer understands and accepts that Wink will be providing summary reports on viewer responses to the Interactive Programs to System Operator(s) for responses that originate from such System Operator's subscribers, and to advertisers and other parties for responses that solely originate from Interactive Programs paid for or sponsored by such parties. Wink agrees that reports providing specific data regarding individual viewer responses to Programmer's Interactive Programs, including, but not limited to, data on Wink viewer responses to advertising on Programmer's Programming Services, will not be made available to other broadcast or cable networks, the press, analysts or any other third party, except in aggregated form that does not identify Programmer or specific Programmer viewer data. Individual viewer responses may be provided to advertisers and other parties for the purpose of fulfilling viewer requests.


7.      WARRANTY

        Wink hereby represents and warrants to Programmer that the Wink Software (and subsequent revisions and upgrades to same provided by Wink to Programmer) will operate and perform in accordance with all published specifications with respect thereto.


8.      INDEMNIFICATION

        Wink shall indemnify, defend and hold harmless Programmer, its parents, subsidiaries, and affiliates and their respective officers, directors, employees and agents from and against any and all damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys fees and amounts paid in settlement) they may suffer or incur which arises out of or as a result of any, claim, demand, action, suit or proceeding in which it is alleged that the Wink Software (and subsequent revisions and upgrades to same provided by Wink to Programmer) or any part thereof violates or infringes any patent or copyright or other intellectual property right of any third party or constitutes a misappropriation of any third party's trade secrets.


9.      NOTICES

        All notices, statements, and other communications given hereunder shall be in writing and shall be delivered by facsimile transmission, personal delivery, certified mail, return receipt requested, or by next day express deliver, addressed, to the addresses provided in the first paragraph of this Agreement, and to the attention of:

               If to Wink:
               Vice President, Content
               Facsimile: 510-337-2960

               If to Programmer:

               Louis Lettes
               CNN Interactive/10 South
               Vice President, Business Development
               Facsimile: 404-827-4093

               With a copy to:

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

               General Counsel

        The date of such facsimile transmission, telegraphing or personal delivery or the next day if by express delivery, or the date three (3) days after mailing, shall be deemed the date on which such notice is given and effective.


10.     WINK TRADEMARKS

        All rights, title and interest in and to the Wink Software, related thereto shall remain the property of Wink. Further, Programmer acknowledges that all names, logos, marks, copyright notices or designations utilized by Wink in connection with the service are the sole and exclusive property of Wink, and no rights or ownership are intended to be or shall be transferred to Programmer.


11.     REPRESENTATION

11.1 Wink represents and warrants to Programmer that (i) it is a corporation duly organized and validly existing under the laws of the State of California; (ii) Wink has the corporate power and authority to enter into this Agreement, to fully perform its obligations hereunder and to grant the rights provided herein to Programmer (iii) Wink is under no contractual or other legal obligation which in any way interferes with its ability to fully, promptly and completely perform hereunder.

11.2 Programmer represents and warrants to Wink that (i) Programmer is a corporation duly organized and validly existing under the laws of the State of Georgia (ii) Programmer has the requisite power and authority to enter in this Agreement and to fully perform its obligations hereunder; and (iii) Programmer is under no contractual or other legal obligation which in any way interferes with its ability to fully, promptly and completely perform hereunder.


12.     CONFIDENTIALITY

12.1 Each party agrees that it will not use, except in the performance of its obligations under this Agreement, and will not disclose or give to others, any of the other party's Confidential Information (as defined below). Without limiting the generality of the foregoing, each party will (i) restrict the disclosure of the other party's Confidential Information to those of its employees who require such information for purposes of performing its obligations hereunder, (ii) inform each such employee of the confidential nature of the information disclosed, (iii) use reasonable efforts to prevent the use or disclosure by its employees of such Confidential Information, except as provided herein, and (iv) promptly notify the other party of any use or disclosure of the Confidential Information whether intentional or not, which violates the provisions of this Paragraph 12.1 For purposes of this Agreement, the term "Confidential Information" means all technical, business and other information disclosed by one party to the other that derives economic value, actual or potential, from not being generally known to other persons that is designated confidential, including, without limitation, technical and non-technical data, devices, methods, techniques, drawings, processes, computer programs, algorithms, methods of operation, financial data, financial plans, product plans, and lists of actual or potential customers or suppliers. Confidential Information does not include information which does not constitute a trade secret under applicable law after the second anniversary date of the expiration of this Agreement. The parties agree to keep the terms of this Agreement confidential, but acknowledge that certain disclosures may be required by law.

12.2    [  *  ]

12.3 Programmer understands and acknowledges that Wink may provide copies of Exhibits A and D to System Operators.


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

13.     TERMINATION

13.1 Except as otherwise provided herein, neither Programmer nor Wink may terminate this Agreement except upon thirty (30) days prior written notice and then only if the other has made a misrepresentation herein or breaches any of its material obligations hereunder and such misrepresentation or breach (which shall be specified in such notice) is not or cannot be cured within thirty (30) days following receipt of such notice.

13.2 Upon expiration of the term (including any extensions thereof) of this Agreement or upon the termination of this Agreement or of any license granted hereunder for any reason, all rights of Programmer to use the Wink Software will cease and Programmer will immediately and on reasonable terms and with reasonable notice (i) grant to Wink access to its business premises and the Wink Software and allow Wink to remove the hardware (which removal shall be done with as little disturbance as possible to Programmer's business operations), (ii) purge all copies of all Wink Software from all computer processors or storage media on which Programmer has installed or permitted others to install such Wink Software, and (iii) when requested by Wink, certify to Wink in writing, signed by an officer of Programmer, that all copies of the Wink Software have been returned to Wink or destroyed and that no copy of any Wink Software remains in Programmer's possession or under its control.

13.3 Programmer has the right to suspend the airing of Interactive Programs if the transmission interferes with the airing of Programmer's video programming or Wink fails to provide weekly reports regarding usage of Programmer's Interactive Programs, and may continue such suspension until Wink has resolved such problems to Programmer's satisfaction.

14.     GENERAL

        The parties agree that in the event it is necessary to employ attorneys to enforce the terms of this Agreement, the prevailing party in any lawsuit shall be entitled to an award of reasonable attorneys' fees and court costs.

        a) This Agreement may not be assigned without prior written mutual consent of Programmer and Wink.
        b) This Agreement may be amended only by an instrument in writing, executed by Programmer and Wink.
        c) This Agreement will be governed in all respects by the laws of the State of Georgia.
        d) This Agreement represents the entire agreement between the parties and supersedes and replaces all prior oral and written proposals, communications and agreements with regard to the subject matter hereof between Programmer and Wink.


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
        IN WITNESS WHEREOF, the parties by their duly authorized representatives have entered into this Agreement as of the Effective Date.

WINK COMMUNICATIONS, INC.                      Cable News Network Inc.,


By: /s/ Maggie Wilderotter                     By: /s/ Louis Lettes

Name: Maggie Wilderotter                       Name: Louis Lettes

Title: President, CEO                          Title: VP Level., CNN Interactive


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

                         EXHIBIT A: PROGRAMMING SERVICES


DESCRIPTION OF PROGRAMMING SERVICES:


NAME           START OF WINK        VIDEO         ICAP          VIRTUAL        INSERTION
               PROGRAMMING*         (A/D)         LOCATION      CH?            POINT
First Programming Service

CNN            February-1, 1998     Analog        1 VBI Line*   No             Atlanta
CNN/HN         February 1, 1998     Analog        1 VBI Line*   Yes            Atlanta

*As described in Paragraph 3.7 of this Agreement


Other Programming Services

CNNfn                 TBD           TBD           TBD           TBD            Atlanta
CNNSi                 TBD           TBD           TBD           TBD            Atlanta
CNN En Espanol        TBD           TBD           TBD           TBD            Atlanta

These programming services may be added subject to pricing in Exhibit F under Wink's standard Charter Programmer terms.


Contact Information:


ISSUE            ADDRESS           CONTACT(S)                  PHONE /FAX/E-MAIL

Technical                          Sardy Bernard

Additional Contact Info: -TBD

*Subject to successful implementation and functioning of the Wink Software


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

                    EXHIBIT B: WINK RESPONSE CENTER SERVICES


POLLS BY ZIP - report only                  [  *  ]

1-100,000                                   [  *  ]
100,001 +                                   [  *  ]

POLLS BY SYSTEM - report only.              [  *  ]
                                            [  *  ]

1-250,000                                   [  *  ]
250,001 +                                   [  *  ]

1. Minimum monthly charges per application include UIC (Universal ICAP code) registration.
2. All volume price breaks are based on total monthly transaction volume by advertiser registering for the Wink Response Network service. The price breaks are based on the "average" for the month. That is, the lowest price applies to all transactions for the month.

PURCHASE AND REQUEST TRANSACTION FEES INCLUDE / EXCLUDE:

1. Daily name & address lists delivered by fax, email, or electronic FTP or mailbox.
2.      UIC and application registration.
3.      Standard report showing number of responses per day per ad per city.
4.      Interface to standard EDI VAN for [  *  ].

POLL BY SYSTEM FEES:
The fixed charge includes UIC and application registration, and a standard reporting that summarizes all responses by type by city. If the application asks the viewer for telephone prefix or zip code, the summary includes those totals.

FULFILLMENT EDI/API:
*       Standard interface set-up fee              [  *  ]
*       Non-standard Interface                     [  *  ]
*       Interface License/Maintenance fee          [  *  ]

SET UP FEES-RESPONSE SERVICES:
*       Standard Cable System Billing interface    [  *  ]
                                    -- or--        [  *  ]
*       Non-standard billing interface             [  *  ]

REPORT GENERATION FEES:                            [  *  ]

RESPONSE DATA CENTER PRODUCTS:
*       Purchase confirmation mailer               [  *  ]
*       List of responders who do not respond
        to purchase confirmation mailers           [  *  ]
*       Branded envelope                           [  *  ]
*       Advertiser/Programmer Purchase Points Club [  *  ]


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

                  EXHIBIT C: WINK SOFTWARE AND SERVICES PRICING


This pricing is available to the First Programming Service only.


All on-going annual fees are paid one twelfth each month, and are due the first of the month.

                      On-going        Annual       First Year    Years 2-3      Total
                      Or One-         Retail       Price         Price/         Savings/
                      Time-costs       Price                     Network        Network
                                                                                (3 Years)
Broadcast Server      On-going        [  *  ]      [  *  ]       [  *  ]        [  *  ]
Server Module         On-going        [  *  ]      [  *  ]       [  *  ]        [  *  ]
Tech Support          On-going        [  *  ]      [  *  ]       [  *  ]        [  *  ]
SUBTOTAL              ON-GOING        [  *  ]      [  *  ]       [  *  ]        [  *  ]

Server hardware       One-time        [  *  ]      [  *  ]       [  *  ]        [  *  ]
Data Insertion Unit   One-time        [  *  ]      [  *  ]       [  *  ]        [  *  ]
SUBTOTAL              ONE-TIME        [  *  ]      [  *  ]       [  *  ]        [  *  ]

Installation and      One-time        [  *  ]      [  *  ]       [  *  ]        [  *  ]
integration
Studio site license   One-time        [  *  ]      [  *  ]       [  *  ]        [  *  ]
(5 seats)
Server Studio site    One-time        [  *  ]      [  *  ]       [  *  ]        [  *  ]
license (5 seats)
Studio/Server         One-time        [  *  ]      [  *  ]       [  *  ]        [  *  ]
training (3x2days)
SUBTOTAL              ONE-TIME        [  *  ]      [  *  ]       [  *  ]        [  *  ]

TOTAL                 BOTH            [  *  ]      [  *  ]       [  *  ]        [  *  ]

The above pricing for installation and integration covers all work necessary to enable scheduling and transmission of program enhancements based on Wink Studio templates. It does not cover detailed integration with Programmer's ad insertion system for the purpose of enabling enhancements to spot advertising.

OPTIONAL SERVICES

Ad insertion interface                                                [ * ]
Custom Interface work (ad insertion and traffic systems, etc.)        [ * ]
Phone training and consulting beyond standard package                 [ * ]
Application development                                               [ * ]
Travel expenses are billed separately at cost.


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

       EXHIBIT D: PROGRAMMER'S TERMS FOR CARRIAGE OF INTERACTIVE PROGRAMS


Programmer:                  Cable News Network Inc.

Programming Service:         CNN and CNN/Headline News

This Interactive Program Carriage Agreement ("IP Carriage Agreement") sets forth the terms and conditions for the national distribution of Wink ITV Applications ("Interactive Programs") to any multi channel video operator in the United States or Canada with whom Programmer has an agreement for carriage of Programmer's video programming ("System Operator").

1.      BACKGROUND

Programmer has created one or more Interactive Programs which are compliant with the Wink Communications, Inc. ("Wink") interactive communications application protocol set forth in Attachment 1 hereto. The Interactive Programs are transmitted by Programmer using either the vertical blanking interval ("VBI") of the corresponding video signal, or using MPEG private data streams provided concurrently with the corresponding video signal(s).

System Operator distributes one or more of Programmer's signals through one or more of the following: cable, satellite or MMDS (wireless cable).

2.      EFFECTIVE DATE AND TERM

The term of this IP Carriage Agreement shall commence on the date of Programmer's execution of this IP Carriage Agreement and terminate three (3) years after the First Air Date of Interactive Programs, unless Programmer and Wink terminate their Charter Programmer Affiliation Agreement in accordance with the terms of that agreement. This IP Carriage Agreement will automatically terminate in the event the Charter Programmer Affiliation Agreement between Wink and Programmer Is terminated.

3.      INTEGRITY OF INTERACTIVE PROGRAMS

Programmer will ensure that the Interactive Programs meet Wink's criteria for Wink compliant applications (See Attachment 1). Programmer agrees that each Interactive Program shall have been either successfully tested by Programmer or certified as compliant by Wink prior to the Delivery to System Operator for distribution.

Programmer understands that failure to meet the above criteria could result in System Operator suspending the distribution of one or more Interactive Programs until such time as all Interactive Programs are certified by Wink to be in compliance.

4.      DISTRIBUTION

Programmer hereby grants System Operator a non-exclusive license during the term of this IP Carriage Agreement to distribute the Interactive Programs delivered in the VBI or MPEG of Programmer's video signal. Programmer agrees that each Interactive Program shall have been either successfully tested by Programmer or certified as compliant by Wink prior to the Delivery to System Operator for distribution, and shall bear any associated costs of such testing.

Programmer agrees not to charge System Operator fees associated with Interactive Programs for the term of this IP Carriage Agreement. Likewise, System Operator agrees that no fees or charges will be due from Programmer for carriage or retransmission of the Interactive Programs as provided for hereunder.

Programmer will provide System Operator written notice at least 30 days prior to discontinuing national transmission of all Interactive Programs.


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

It is a condition of System Operator's right to carry the Interactive Programs that System Operator shall distribute Programmers Interactive Programs without modification, and that System Operator may not modify or enhance any VBI lines described in Exhibit A. Programmer agrees that System Operator may copy the Interactive Programs for simultaneous transmission in different encoding formats other than what Programmer currently uses including but not limited to, other VBI formats, out of band channels, and MPEG2 private data streams; provided such Interactive Programs are presented together with the original corresponding video to System Operator's subscribers, and that such copying is done to enable System Operator's subscribers to properly receive and display the Interactive Programs on their set top box or television set.

System Operator can, if permitted in Exhibit A, locally insert Interactive Programs as instructed by Programmer. System Operator is solely responsible for any costs associated with such local insertion Programmer will notify System Operator of changes to any such permissions through amendments to Exhibit A provided at least 30 days prior to the effective date of such requirements. System Operator may suspend transmission of the Interactive Program during the insertion by System Operator of local advertising avails as authorized in any separate agreements between Programmer and System Operator.

5.      RESPONSE NETWORK

Programmer agrees to utilize the Wink Response Network for two-way Interactive Programs. Programmer also agrees to use Wink Communication's standard scripts and guidelines for response applications. Programmer will have the opportunity to review such scripts.

6.      MARKETING MATERIALS

System Operator may prepare marketing materials relating to the Interactive Programs and may use Programmer's name, logo, and screen shots (collectively "Programmer's Mark") from the Interactive Programs in such marketing materials, provided that such materials are submitted to Programmer for review and approval prior to distribution. Such materials may not be used without Programmers prior written approval. Programmers approval of such marketing materials shall not be unreasonably withheld or delayed.

7.      SCOPE

This IP Carriage Agreement does not interfere with or negate other Agreements between Programmer and System Operator. This IP Carriage Agreement represents all of the terms and conditions for Programmer providing Interactive Programs. This IP Carriage Agreement may be updated and amended from time to time only by express written consent of Programmer.

PROGRAMMER

By: /s/ Louis Lettes

Name: Louis Lettes

Title: VP Bus. Devel., CNN Interactive

Date: 2-12-98


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

        EXHIBIT D, ATTACHMENT 1: CRITERIA FOR WINK COMPLIANT APPLICATION



* All applications must be registered and contain a unique universal ICAP code (UIC) prior to being broadcast.

* Registered applications have passed a standard set of tests which validate:

        * that the application can be delivered through the VBI, will arrive as appropriate, and can be decoded in the Wink engine.

        *      that the application does not generate error messages.

        *      that the application receives scheduled updates, if applicable.

        * that the application passes minimum acceptable latency standards determined jointly by Wink and Programmer.

        * that the application does not cause System Operator technical or operational problems.

        * that the application, if two-way, generates the appropriate routing address and usage data.




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

                      EXHIBIT E: PRELIMINARY EQUIPMENT LIST


Wink Provided Equipment:

Wink Broadcast Server and Server Modules

* Sun Ultra 1 or faster, with 64MB RAM, 1 GB+ hard disk, 17" monitor, CD-ROM, Solaris 2.5, CD-ROM, Ethernet connection to Programmer's LAN, dial-up modem, Sun Silver support package (one per uplink)
* Norpak TES-3 VBI data inserter (One per channel with the capability to utilize 2 VBI lines on Headline News)
* LAN/serial connections to master control system, ftp site (for data), other hardware as necessary

Test equipment

*       GI CFT-2200 set top box, marketing firmware

Programmer Provided Equipment:

* PC w/ Windows 95 and Ethernet connection to run WBS remote GUI (can run GUI and Wink Studio on same machine)
*       High grade video source (Beta SP or better) for testing
*       Coax Modulator for testing
* To run Wink Studio: Pentium Windows PC with 16MB+ RAM, 1 GB+ hard disk, 1024x768x256 color graphics, 17"+ monitor, Ethernet connection to enable electronic delivery of applications to the WBS, Internet access to enable electronic access to Wink's Data Center


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

            EXHIBIT F: WINK SOFTWARE AND SERVICES PRICING, SCHEDULE 2


This pricing is available to all Programming Services other than the First Programming Service owned and operated by Programmer, subject to the terms of a standard Charter Programmer Agreement.

All on-going annual fees are paid one twelfth each month, and are due the first of the month.

                      On-going        Annual       First Year    Years 2-3      Total
                      Or One-         Retail       Price         Price/         Savings/
                      Time-costs       Price                     Network        Network
                                                                                (3 Years)
Broadcast Server      On-going          *  ]       [  *  ]       [  *  ]        [  *  ]
Server Module         On-going        [  *  ]      [  *  ]       [  *  ]        [  *  ]
Tech Support          On-going        [  *  ]      [  *  ]       [  *  ]        [  *  ]
SUBTOTAL              ON-GOING        [  *  ]      [  *  ]       [  *  ]        [  *  ]

Server hardware       One-time        [  *  ]      [  *  ]       [  *  ]        [  *  ]
Data Insertion Unit   One-time        [  *  ]      [  *  ]       [  *  ]        [  *  ]
SUBTOTAL              ONE-TIME        [  *  ]      [  *  ]       [  *  ]        [  *  ]

Installation and      One-time        [  *  ]      [  *  ]       [  *  ]        [  *  ]
integration
Studio site license   One-time        [  *  ]      [  *  ]       [  *  ]        [  *  ]
(5 seats)
Server Studio site    One-time        [  *  ]      [  *  ]       [  *  ]        [  *  ]
license (5 seats)
Studio/Server         One-time        [  *  ]      [  *  ]       [  *  ]        [  *  ]
training (3x2days)
SUBTOTAL              ONE-TIME        [  *  ]      [  *  ]       [  *  ]        [  *  ]

TOTAL                 BOTH            [  *  ]      [  *  ]       [  *  ]        [  *  ]

Wink reserves the right to increase license fees annually after the first 12 months of the contract period by the percentage increase in the consumer price index (CPI) for goods and services for the prior 12 months.

The above pricing for installation and integration covers all work necessary to enable scheduling and transmission of program enhancements based on Wink Studio templates. It does not cover detailed integration with Programmer's ad insertion system for the purpose of enabling enhancements to spot advertising.

OPTIONAL SERVICES

Ad insertion interface                                                [ * ]
Custom interface work (ad insertion and traffic systems, etc.)        [ * ]
Phone training and consulting beyond standard package                 [ * ]
Application development                                               [ * ]
Travel expenses are billed separately at cost.


                                                                    CONFIDENTIAL



                                      -16-